Exhibit 99.1

 May 10, 2023 Jackson Financial Inc. First Quarter 2023 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K and elsewhere in Jackson Financial Inc.’s filings filed with the U.S. Securities and Exchange Commission. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at https://investors.jackson.com/financials/statutory-filings.

2

First Quarter 2023 Highlights Resilient Earnings Results • Net loss attributable to JFI of $1.5 billion • Adjusted Operating Earnings 1 of $271 million • Adjusted Operating EPS (Diluted) 1 of $3.15 • Pretax Adjusted Operating Earnings 1 , excluding notable items 2 , of $322 million Strong Capital Position • Operating company Risk Based Capital (RBC) ratio within target range, reflecting $600 million distribution from operating company Consistent Capital Return • Returned $124 million of capital to common shareholders in 1Q23, including $70 million of share repurchases and $54 million in dividends Disciplined Sales • Total retail annuity sales of $3.1 billion • Registered Index - Linked Annuity (RILA) sales of $533 million • Institutional sales of $649 million 1) See the Appendix for the non - GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure. 2) See slide #7 for details of 1Q23 notable items. 3

2023 Key Financial Targets $450 - $550 million capital return to common shareholders Approximately two years of holding company fixed expenses Returned $124 million of capital to common shareholders in 1Q23 Holding company cash and highly liquid securities of over $1.5 billion at the end of the quarter 425 - 500% Risk Based Capital (RBC) ratio under normal market conditions RBC within target range for normal market conditions 4

Oct 2021 Nov 2021 Dec 2021 Jan 2022 Feb 2022 Mar 2022 Apr 2022 May 2022 Jun 2022 Jul 2022 Aug 2022 Sep 2022 Oct 2022 Nov 2022 Dec 2022 Jan 2023 Feb 2023 Mar 2023 Cumulative Capital Return to Common Shareholders JFI updates capital return target to $425 - $525m for calendar year 2022 JFI announces increased share repurchase authorization by $300m and increased per share dividend 10% to $0.55 for 1Q22 March 2, 2022 JFI announces 4Q21 $0.50 per share dividend and $300m share repurchase authorization November 9, 2021 JFI establishes capital return target prior to its spin off – $325 - $425m in the first 12 months as a public company August 6, 2021 $868m $ millions Common Share Repurchase Authorization Share repurchase authorization remaining at YE22 106 February 2023 authorization increase 450 Shares repurchased in 2023 (70) Remaining Authorization 486 2023 Capital Return to Common Shareholder vs. Target 2023 capital return target 450 - 550 1Q23 share repurchases/dividends 124 JFI updates capital return target to $450 - $550m for calendar year 2023 JFI announces increased share repurchase authorization by $450m and increased per share dividend nearly 13% to $0.62 for 1Q23 February 28, 2023 JFI has repurchased 15.1 million shares life to date, which equates to 16% of outstanding shares at the time of spin off 5

7,627 9,768 10,935 9,918 8,581 1Q22 2Q22 3Q22 4Q22 1Q23 377 407 376 294 271 1Q22 2Q22 3Q22 4Q22 1Q23 Financial Summary Adjusted Operating Earnings • Adjusted Operating Earnings for 1Q23 of $271 million was down from 1Q22, primarily the result of lower annuity account value driven by lower equity markets over the twelve - month period, lower spread income from resetting interest credited rates on variable annuity fixed rate options in 1Q23, and a loss on operating derivatives compared to a gain in the prior year quarter due to higher short - term interest rates. These were partially offset by improved mortality in closed block life, lower asset - based expenses and higher net investment income. • Adjusted Operating EPS (diluted) for 1Q23 of $3.15 Total Common Shareholders’ Equity • Total Common Shareholders’ Equity at 1Q23 of $8.1 billion, down from $8.6 billion at YE22 • Adjusted Book Value Attributable to Common Shareholders at 1Q23 of $8.6 billion, down from $9.9 billion at YE22 primarily as a result of non - operating net hedging losses, partially offset by adjusted operating earnings Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value Attributable to Common Shareholders 1 ($ millions) Key Takeaways 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measu re. 6

Notable Items – 1Q23

($ millions, except per share amounts)	1Q22 Pretax	1Q22 After-tax[1]	1Q22 EPS-Diluted	1Q23 Pretax	1Q23 After-tax[1]	1Q23 EPS-Diluted[2]
Income Attributable to Jackson Financial Inc.	2,582	2,194	24.39	(2,055)	(1,497)	(18.11)
Non-Operating Loss / (Income)	(2,137)	(1,817)		2,357	1,768	
Adjusted Operating Earnings[3]	445	377	4.19	302	271	3.15
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4,5]	36	30	0.34	(20)	(18)	(0.21)

- Limited partnership annualized return was 20% during 1Q22 versus 6% during 1Q23[4,5]
- Excluding the notable item impact shown above, adjusted pretax operating earnings decreased from $409 million for 1Q22 to $322 million for 1Q23, driven primarily by lower fee income on lower annuity account value resulting from the negative equity market performance in 2022.

	1Q22 EPS - Diluted	1Q23 EPS - Diluted
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance	(0.01)	0.18

- After adjusting for the impact of the effective tax rate, the diluted EPS excluding notable items decreased from $3.86 per share for 1Q22 to $3.18 per share for 1Q23

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (1Q22 of 15.3%; 1Q23 of 10.3%). 2) Since income attributable to Jackson Financial Inc. is negative for the three months ended March 31, 2023, all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of EPS. 3) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 4) Limited Partnership income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. 5) Income from limited partnerships are reported on a one-quarter lag.

7

Non-Operating Items

1Q23 Pretax Adjusted Operating Earnings Reconciliation



($ millions)
Net Hedge Loss1: $1,900 million
302
780
(2,512)
174
(189)
(153)
(68)
(673)
307
(23)
(2,055)
Pretax adjusted operating earnings (Non-GAAP)2
Fees attributable to guarantee benefit reserves
Net movement in freestanding derivatives
Market risk benefits gain, net
Net reserve and embedded derivative movements3
Amortization of DAC associated with non-operating items at date of transition to LDTI
Net realized investment losses
Net realized investment losses on funds withheld assets
Net investment income on funds withheld assets
Other
Pretax loss attributable to Jackson Financial (U.S. GAAP)

Highlights

- 1Q23 net hedge loss of $1,900 million
  - Higher equity markets drove freestanding derivative losses, as well as a substantial gain in market risk benefits (MRB)
  - Lower interest rates generated modest freestanding derivative gains, but a larger corresponding loss in MRB. Under LDTI, we expect interest rates to have a larger impact to MRB than associated hedges.
- Our hedging program seeks to balance three risk management objectives:
  - Protecting against the economic impact of adverse market conditions
  - Protecting statutory capital
  - Stabilizing statutory distributable earnings throughout market cycles
- Our core dynamic hedging program seeks to offset changes in the economic liability associated with variable and registered index-linked annuity guaranteed benefits due to market movements, while our macro hedging program seeks to protect statutory capital under a range of stress scenarios
- We do not directly use hedging to offset the movement in our U.S. GAAP liabilities as market conditions change from period to period, which may result in U.S. GAAP net income volatility

1) Represents non-operating Total Guaranteed Benefits and Hedging Results. 2) See the Appendix for the Non-GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 3) Net reserve and embedded derivative movements includes guaranteed benefit claims.

8

Segment Results – Retail Annuities[1]

Retail Sales



($ billions)
4.8
4.1
3.6
3.2
3.1
33%
38%
41%
43%
43%
% w/o lifetime guarantees
1Q22
2Q22
3Q22
4Q22
1Q23
VA w/ Lifetime Guarantees
VA w/o Lifetime Guarantees
RILA
FA / FIA

Non-VA Net Flows



($ millions)
179
484
635
640
549
1Q22
2Q22
3Q22
4Q22
1Q23

Recent Trends

- Variable annuity (VA) sales down 46% in 1Q23 compared to 1Q22, primarily due to the continued volatility in equity markets and shifting consumer preferences in a rising interest rate environment
- RILA sales of $533 million in 1Q23 up 168% when compared to 1Q22
- Annuity sales without lifetime benefit guarantees represented 43% of 1Q23 total annuity sales, compared to 33% in 1Q22
- Fixed (FA) and fixed index (FIA) annuity sales of $133 million in 1Q23 up from $23 million in 1Q22
- Total Retail Annuity net flows of negative $1.2 billion in 1Q23
  - Variable annuity net flows of negative $1.8 billion
  - Positive non-variable annuity (FA/FIA/RILA/Payout Annuities) net flows of $549 million

1) Excludes the FA/FIA business ceded to Athene.

9

0.3 2.5 1Q22 1Q23 1.4 1.7 1Q22 1Q23 241 214 1Q22 1Q23 425 356 1Q22 1Q23 Segment Results – Retail Annuities • Pretax adjusted operating earnings decreased year - over - year as the result of lower annuity account value driven by lower equity markets over the twelve - month period, lower spread income from resetting interest crediting rates on variable annuity fixed rate options in 1Q23, and a loss on operating derivatives compared to a gain in the prior year quarter. These were partially offset by lower asset - based expenses, lower poli cy benefits, and higher net investment income. • RILA 1Q23 account value has increased over 8x when compared to 1Q22 • Fixed annuity and fixed - index annuity account value, excluding the business ceded to Athene, up 21% from $1.4 billion at 1Q22 to $1.7 billion at 1Q23 Pretax Adjusted Operating Earnings 1 Variable Annuity Account Value FA / FIA Account Value ($ millions) ($ billions) Separate Account General Account ($ billions) 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measu re. 10 RILA Account Value ($ billions)

Segment Results – Institutional & Closed Blocks

Institutional Account Value



($ billions)
9.2
2.1
(2.7)
0.2
(0.1)
8.7
1Q22
Sales
Surrenders, Withdrawals, and Benefits
Interest Credited
Policy Charges and Other
1Q23

Institutional Highlights

- Pretax adjusted operating earnings[1] of $9 million in 1Q23 down from $23 million in the year-ago quarter due to higher interest credited and a higher loss on operating derivatives, which were partially offset by higher net investment income
- Institutional sales of $649 million during 1Q23

Closed Block Reserves



($ billions)
26.2
26.3
25.9
25.6
24.3
23.4
22.6
22.3
22.3
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23

Closed Block Highlights

- Pretax adjusted operating loss[1] of $20 million in 1Q23, compared to a $9 million loss in 1Q22 due to lower net spread income driven by runoff of the block and higher short-term interest rates which resulted in a $10 million loss on operating derivatives compared to a gain of $15 million a year ago. These items were partially offset by improved mortality.
- Under LDTI, there will be some volatility in closed block results from updating actual versus expected cash flows and annual assumption updates. Results for 1Q23 included an expense of $16 million related to updated cash flows compared to an expense of $18 million in 1Q22. The annual unlocking impact for closed block in 4Q22 was a gain of $10 million.

1) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure

11

Capital Management Returned $124 million to common shareholders in 1Q23 through $70 million of share repurchases and $54 million in dividends • Remaining board repurchase authorization of $486 million at end of the quarter Statutory Total Adjusted Capital (TAC) ended 1Q23 at $4.7 billion • TAC decreased primarily due to hedging losses as reserve releases were limited by the cash surrender value floor, the impact of the distribution from the operating company of $600 million, and additional tax impacts including DTA admissibility limits Operating company RBC ratio within our 425% - 500% target range • The year - end 2022 operating company RBC ratio adjusted for the $600 million distribution from the operating company and related DTA impact was within the target range • The decrease in TAC was partially offset by a decline in company action level (CAL) required capital due primarily to higher equ ity markets and the update to the mean reversion parameter effective in the first quarter Holding company cash of over $1.5 billion, providing an excess cash position over the minimum liquidity target • Holding company cash includes proceeds from our preferred equity issuance in 1Q23, which helped to effectively prefund the Ja cks on Financial, Inc. $600 million senior debt maturity in November, which we expect to pay off at that time 12

13 ― Resilient 1Q23 results amid volatile financial market conditions ― Maintained strong balance sheet and robust levels of liquidity ― Confident in ability to achieve 2023 key financial targets ― Well - positioned for continued long - term value creation for shareholders Summary 13

Investments

15 ― Conservative underwriting is a consistent theme throughout ― Limited exposure to U.S. Regional Banks ― Highly rated and diversified commercial mortgage loan office portfolio, which is less than 2% of the general account portfolio ― Corporate portfolio is concentrated in investment - grade securities 15 High Quality, Diversified Investment Portfolio

U.S government securities 11% Other government securities 2% Corporate securities 53% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 5% Equity securities <1% Mortgage loans 15% Policy loans 2% Derivatives 2% Limited Partnerships 6% Other invested assets <1% GAAP – Investment Portfolio March 31, 2023 • Market/book ratio of the fixed maturity portfolio is 0.92 • Exposure to below investment grade securities is only 6% 2 of total invested assets, which is almost entirely corporate bonds and loans • Exposure to U.S. Treasuries is 11% • 99% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated • Conservative underwriting is a consistent theme throughout Investment Portfolio Classification 1 Key Highlights 1) Excludes Funds Withheld. (2) includes investments in affiliate CLOs which results in the entire CLO being consolidated for US GAAP reporting purposes. While this results in all of the underlying loans held by the CLO being included in our financial statements, our economic risk is solely limited to our direct investment in the CLO. Excluding these consolidated items, our exposure to below investment grade securities was 1 % at 3/31/23. . $45b 16

U.S government securities 10% Other government securities 2% Corporate securities 54% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 5% Equity securities <1% Mortgage loans 16% Policy loans 2% Derivatives 1% Limited Partnerships 4% Other invested assets <1% Statutory – Investment Portfolio March 31, 2023 1) Excludes Funds Withheld. Statutory statement value. Includes Brooke, Squire, Squire II, Jackson and Jackson New York. Investment Portfolio Classification 1 Key Highlights • Market/book ratio of the fixed maturity portfolio is 0.92 • Exposure to below investment grade securities is only 1% which is almost entirely corporate bonds and loans • Exposure to U.S. Treasuries is 10% of invested assets • 94% of securitized assets are rated NAIC 1 • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated • Conservative underwriting is a consistent theme throughout 17 $43b

US Treasuries 13% NAIC 1A - 1D (AAA - AA - ) 17% NAIC 1E - 1G (A) 31% NAIC 2A - 2C (BBB) 37% NAIC 3A - 3C (BB) 1% NAIC 4A - 4C (B) <1% NAIC 5/6 <0.1% Statutory – Fixed Maturity Rating Distribution March 31, 2023 Notes: Excludes Funds Withheld. Statutory statement value based on NAIC ratings. Includes Brooke, Squire, Squire II, Jackson , a nd Jackson New York. $32b 18

AAA: 1% AA: 6% A: 40% BBB: 50% BB: 2% B: <1% CCC and below: <0.1% Statutory – Corporate Portfolio March 31, 2023 1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York. Corporate Portfolio Rating Distribution 1 Key Highlights • Market/book ratio of the corporate portfolio is 0.93 • High yield corporates account for 1% of invested assets and 2% of total corporate portfolio • Exposure to BBBs represents 27% of invested assets ‒ Highly diversified across 495 issuers with an average position size of $23m by statement value ‒ 80% of all BBBs are rated BBB or BBB+ ‒ 27% of BBBs are privates, which offer better covenant protection vs. publics $23b 19

NAIC 1A - 1D (AAA - AA - ) 56% NAIC 1E - 1G (A) 34% NAIC 2 (BBB) 10% NAIC 3 (BB) <1% CLOs 48% Structured Settlements 15% Rooftop Solar 10% Tax Liens 7% Timeshare 5% Whole Business 5% PDP Wells 3% Music Royalties 2% Single Family Rentals 2% Aircraft 2% Consumer Loans <1% Equipment Leases <1% Other , 1% Statutory – ABS Portfolio March 31, 2023 1) Excludes Funds Withheld. 2) ABS exposure excludes subprime which is included with the RMBS exposure. 3) Statement value. Includes Brooke, Squire, Squire II, Jackson and Jackson New York. $2.2b ABS Sector Distribution 1, 2, 3 NAIC Rating Distribution 1, 3 $2.2b 20

AAA 47% AA 29% A 23% BBB 1% Statutory – Collateralized Loan Obligations (CLO) Debt March 31, 2023 1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value. Includes Brooke, Squire, Squire II, Jackson, and Ja ckson New York. CLO NAIC Distribution Key Highlights • CLO exposure highly rated with 76% rated AAA or AA • Exposure is diversified among 36 different managers and 61 CLOs • Each CLO is diversified, averaging 250 names • High quality CLO tranches are well protected even in severe default cycles $1.1b 21

Statutory – Commercial Mortgage Loan Portfolio[1]

March 31, 2023

CML NAIC Distribution



CM 1
69%
CM 3/4
4%
$7.0b
CM 2
27%

CML Property Type Distribution



Multi-Family
30%
Other
4%
Hotels
11%
$7.0b
Retail
23%
Office
11%
Industrial
21%

Loan-to-Value / Debt Service Coverage[2]

		Debt Service Coverage Ratio				
		>1.5x	1.25x-1.50x	1.0x-1.25x	<1.0x	Total
Loan-to-Value	<60%	58.1%	6.4%	3.7%	2.9%	71.2%
	60-70%	15.4%	3.1%	2.7%	1.4%	22.5%
	70-80%	1.8%	1.8%	0.7%	0.8%	5.1%
	>80%	0.0%	0.6%	0.4%	0.2%	1.1%
	Total	75.3%	11.9%	7.4%	5.4%	100.0%

- Highly diversified with an average loan size of $19m
- 99% are senior/first mortgage loans
- Weighted average loan-to-value based on 2022 internal valuation is 50.4%
- Weighted average debt service coverage is 2.1x
- No delinquencies and no foreclosed/REO at 3/31/23

1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value, which is net of specific credit loss reserves of $51 million. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York.
2) Loan-to-value based on internal value based on annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental, and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or MAI appraisal on an as-needed basis. Percentages may not sum, due to rounding.

22

Statutory – Commercial Mortgage Loan Office Exposure[1]

March 31, 2023

NAIC Rating Distribution – Office Exposure


CM 3/4
2%
CM 1
84%
$0.8b
CM 2
14%

Loan-to-Value / Debt Service Coverage[2]

Loan-to-Value	Debt Service Coverage Ratio: >1.5x	1.25x-1.50x	1.0x-1.25x	<1.0x	Total
<60%	63.3%	7.5%	0.0%	1.1%	71.9%
60-70%	13.2%	0.9%	0.0%	4.6%	18.7%
70-80%	4.7%	2.1%	0.0%	2.6%	9.4%
>80%	0.0%	0.0%	0.0%	0.0%	0.0%
Total	81.2%	10.6%	0.0%	8.2%	100.0%

Key Highlights

- Highly diversified with an average loan size of $15m
- 98% are senior/first mortgage loans
- 98% of the portfolio has the highest rating, CM1-2
- Weighted average LTV based on 2022 internal valuation is 58.1%
- Weighted average debt service coverage (DSC) is 2.3x
- 86% has a maturity date in 2025 or later

1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value, which is net of specific credit loss reserves of $51 million. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York.
2) Loan-to-value based on internal value based on annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental, and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or MAI appraisal on an as-needed basis. Percentages may not sum, due to rounding.

23

Statutory – Regional Bank Exposure 1 March 31, 2023 Note: Excludes Funds Withheld. Excludes $78m in Charles Schwab and $32m in Capital One. Shown in millions unless noted. Inclu des Brooke, Squire, Squire II, Jackson, and Jackson New York. Key Highlights • Limited exposure to U.S. Regional Banks • Zero exposure to Silicon Valley Bank, Signature Bank, and First Republic Bank, and also had no exposure to Credit Suisse AT1s at any time during Q1 • 99% of regional bank exposure is in senior unsecured bonds with 1% in subordinated bonds • No exposure to AT1 securities and only $4.5 million of subordinate, hybrid or preferred securities in the banking sector along with another $17.2 million in non - banking financial services 24 Regional Banks with <$250B in Total Assets Huntington Bank 31.4 Key Bank 29.3 Comerica 18.2 Discover 18.0 M&T Bank 14.0 Other 24.7 Total Exposure 135.6 Regional Banks with $250 - $700B in Total Assets 144.6 ($ millions) 1 Regional bank exposure in the investments held in the general account at 3/31/2023.

Appendix

VA Market Risk Benefits 26 Liability Effect Category Runs Through: Description of Impact Drivers Changes in Interest Rates Net Income Movement in risk free rates (impacts both assumed future separate account returns and discounting of cash flows) Fund Performance Net Income Separate account returns gross of fees Changes in Equity Index Volatility Net Income Movement in implied volatility Expected Policyholder Behavior Net Income Policyholder behavior as assumed in reserving Actual Policyholder Behavior Net Income Difference between actual behavior during the period vs assumptions Time Net Income Effect of passage of time – including reduction to separate account balances from fees, the change in proximity of future cash flows, and impacts to policy features such as bonus credits Changes in Assumptions Net Income Changes in assumptions resulting from annual review Changes in Non - Performance Risk AOCI Changes in Jackson’s own credit spread

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report, selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the following items:

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) changes in the fair value of freestanding derivatives used to manage the risk associated with market risk benefits and other guaranteed benefit features; (iii) the movements in reserves, market risk benefits, guaranteed benefit features accounted for as embedded derivative instruments, and related claims and benefit payments; (iv) amortization of the balance of unamortized deferred acquisition costs at the date of transition to current accounting guidance on January 1, 2021 associated with items excluded from adjusted operating earnings prior to transition to LDTI; and (v) the impact on the valuation of Net Hedging Results arising from changes in underlying actuarial assumptions. These items are excluded from adjusted operating earnings as they may vary significantly from period to period due to near-term market conditions and therefore are not directly comparable or reflective of the underlying performance of our business. We believe this approach appropriately removes the impact to both revenue and related expenses associated with Net Hedging Results and provides investors a better picture of the drivers of our underlying performance.

2) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; and (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges. These items are excluded from pretax adjusted operating earnings as they may vary significantly from period to period due to near-term market conditions and therefore are not directly comparable or reflective of the underlying performance of our business. We believe this approach provides investors a better picture of the drivers of our underlying performance.

3) Change in Value of Funds Withheld Embedded Derivative and Net investment income on funds withheld assets: Comprised of (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions. These items are excluded from pretax adjusted operating earnings as they are not reflective of the underlying performance of our business. We believe this approach provides investors a better picture of the drivers of our underlying performance.

4) Other items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities, and (ii) one-time or other non-recurring items, such as costs relating to our separation from Prudential. These items are excluded from adjusted operating earnings as they are not reflective of the underlying performance of our business. We believe this approach provides investors a better picture of the drivers of our underlying performance.

Operating income taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate ("ETR") in computing its tax provision including consideration of discrete items.

27

Non - GAAP Financial Measures Adjusted Book Value Attributable to Common Shareholders Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income ( Los s) ("AOCI") attributable to Jackson Financial Inc ("JFI"). AOCI attributable to JFI excludes AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are l ong er duration in nature, and therefore we believe period - to - period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to inv estors in analyzing trends in our business. Adjusted Return on Equity Attributable to Common Shareholders We use Adjusted Operating ROE Attributable to Common Shareholders to manage our business and evaluate our financial performan ce. Adjusted Operating ROE Attributable to Common Shareholders excludes items that vary from period - to - period due to accounting treatment under U.S. GAAP or that are non - recurring in nature, as such items m ay distort the underlying performance of our business. We calculate Adjusted Operating ROE Attributable to Common Shareholders by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributab le to Common Shareholders. Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should no t be used as substitutes for total shareholders’ equity and ROE Attributable to Common Shareholders as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we be lie ve the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations. Notable Items Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resu lte d in volatility in the company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results. 28

Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended				
	3/31/22	06/30/22	09/30/22	12/31/22	3/31/23
Adjusted Operating Earnings					
Net income (loss) attributable to Jackson Financial Inc.	2,194	3,263	1,879	(1,150)	(1,497)
Income tax expense (benefit)	388	845	657	(385)	(558)
Pretax income (loss) attributable to Jackson Financial Inc.	2,582	4,108	2,536	(1,535)	(2,055)
Non-Operating Adjustments (Income) Loss					
Guaranteed benefits and hedging results:					
Fees attributable to guarantee benefit reserves	(764)	(765)	(771)	(777)	(780)
Net movement in freestanding derivatives	1,476	(2,847)	253	3,862	2,512
Market risk benefits (gains) losses, net	(1,907)	1,184	(913)	(1,900)	(174)
Net reserve and embedded derivative movements	40	-	7	175	189
Amortization of DAC associated with non-operating items at date of transition to LDTI	173	166	162	157	153
Total guaranteed benefits and hedging results	(982)	(2,262)	(1,262)	1,517	1,900
Net realized investment (gains) losses	130	(5)	6	228	68
Net realized investment (gains) losses on funds withheld assets	(1,028)	(1,077)	(555)	474	673
Net investment income on funds withheld assets	(260)	(364)	(313)	(317)	(307)
Other items	3	64	2	(47)	23
Total non-operating adjustments	(2,137)	(3,644)	(2,122)	1,855	2,357
Pretax adjusted operating earnings	445	464	414	320	302
Operating income taxes	68	57	38	26	31
Adjusted operating earnings	377	407	376	294	271
Effective tax rates on adjusted operating earnings	15.3%	12.3%	9.2%	8.1%	10.3%

29

Select U.S. GAAP to Non-GAAP Reconciliation

$ millions, except per share and shares outstanding data	For the Three Months Ended				
	3/31/22	6/30/22	9/30/22	12/31/22	3/31/23
Net Income (Loss)	2,225	3,294	1,868	(1,158)	(1,496)
Income attributable to non-controlling interest	31	31	(11)	(8)	1
Net Income (Loss) Attributable to Jackson Financial Inc. [a]	2,194	3,263	1,879	(1,150)	(1,497)
Total Shareholders' Equity	8,194	9,706	10,219	8,646	8,638
Less: Preferred Equity	-	-	-	-	533
Total Common Shareholders' Equity	8,194	9,706	10,219	8,646	8,105
Average Common Shareholders' Equity [b]	7,918	8,950	9,963	9,433	8,376
Total ROE Attributable to Common Shareholders [a]/[b]; Annualized	110.8%	145.8%	75.4%	-48.8%	-71.5%
Adjusted Operating Earnings [c]	377	407	376	294	271
Adjusted Book Value Attributable to Common Shareholders:					
Total common shareholders' equity	8,194	9,706	10,219	8,646	8,105
Exclude AOCI attributable to Jackson Financial Inc.	(567)	62	716	1,272	476
Adjusted Book Value Attributable to Common Shareholders	7,627	9,768	10,935	9,918	8,581
Average Adjusted Book Value Attributable to Common Shareholders[d]	7,098	8,698	10,352	10,427	9,250
Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized	21.2%	18.7%	14.5%	11.3%	11.7%
Per Share Data (Common Shareholders)					
Net income (loss) (basic)	25.41	37.96	22.08	(13.74)	(18.11)
Net income (loss) (diluted)[1]	24.39	36.59	21.38	(13.74)	(18.11)
Adjusted operating earnings per share (diluted)	4.19	4.56	4.28	3.39	3.15
Book value per common share (diluted)	92.01	110.90	117.95	100.56	95.70
Adjusted book value per common share (diluted)	85.64	111.61	126.21	115.36	101.32
Shares Outstanding					
Weighted average number of common shares (basic)	86,352,586	85,968,564	85,098,192	83,695,001	82,646,113
Weighted average number of common shares (diluted)	89,959,862	89,168,775	87,895,919	86,807,053	86,082,970
End of period common shares (basic)	85,263,608	84,864,727	83,666,942	82,690,098	81,044,318
End of period common shares (diluted)	89,055,609	87,520,892	86,640,003	85,976,078	84,690,303

1) In a quarter in which if we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 3,436,857 and 3,112,052 shares for the three months ended March 31, 2023, and December 31, 2022, respectively.

30

Glossary

Assets Under Management (AUM) – Investment assets that are managed by one of our subsidiaries and includes: (i) the assets in our investment portfolio managed by PPM America, Inc. ("PPM"), which excludes assets held in funds withheld accounts for reinsurance transactions, (ii) third-party assets managed by PPM, including those for Prudential and its affiliates or third parties, and (iii) the separate account assets of our Retail Annuities segment that Jackson National Asset Management LLC ("JNAM") manages and administers.

Athene Reinsurance Transaction – The funds withheld coinsurance agreement with Athene entered on June 18, 2020, effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represents the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts, which are deferred on the balance sheet as an asset.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) – An add-on benefit (enhanced benefits available for an additional cost) which entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year, for the duration of the policyholder's life, regardless of account performance.

LDTI – Accounting Standards Update 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts", effective January 1, 2023, with a transition date of January 1, 2021

Net Amount at Risk (NAR) – The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

31

Glossary

Net Flows - The net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

Registered Index-Linked Annuity (RILA) – A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) – Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, fixed annuities, payout annuities and registered index-linked annuities ("RILA"). These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high-net-worth investors and the mass and affluent markets.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, including the fixed option on its variable annuities, RILA and fixed index annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts ("GICs"), funding agreements (including agreements issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank ("FHLB") program) and Medium Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLB in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on JFI's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that we assumed from John Hancock Life Insurance Company (USA) and John Hancock Life Insurance Company of New York through reinsurance transactions in 2018 and 2019, respectively. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

32